Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Citizens & Northern Corporation on Form S-4 (Amendment No.1) of our reports dated March 28, 2025 and March 30, 2024 on the consolidated financial statements of Susquehanna Community Financial, Inc. and subsidiaries as of December 31, 2024 and 2023, and for the years then ended and to the reference to us under the headings “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

August 4, 2025